FOR IMMEDIATE RELEASE	Tuesday, May 9, 2017
TEGNA Inc. Reports First Quarter 2017 Results

Highlights for the first quarter include the following:

•	GAAP earnings per diluted share from continuing operations of $0.27. Non-GAAP earnings per diluted share from continuing operations of $0.33

•	Net income from continuing operations was $58 million; Adjusted EBITDA totaled $212 million

•	Net cash flow from operating activities totaled $141 million; free cash flow was $123 million

McLEAN, VA - TEGNA Inc. (NYSE: TGNA) today reported GAAP earnings per diluted share from continuing operations of $0.27 for the first quarter of 2017. Non-GAAP earnings per diluted share from continuing operations were $0.33.

Gracia Martore, president and chief executive officer, said, “TEGNA generated revenue in the first quarter of 2017 comparable to the first quarter last year, despite a significantly lower level of political and Super Bowl spending, a softer advertising environment and one less day in the quarter.  At TEGNA Media, we benefited from strong growth in retransmission revenue and at TEGNA Digital, Cars.com benefited from an increase in advertising sold directly by the company and the acquisition of DealerRater, partially offset by a decline in fees from advertising sold by newspaper affiliates.”

Martore continued, “2017 is a year of transformation and innovation at TEGNA and we look forward to completing the planned spin-off of Cars.com in the second quarter. At TEGNA Media, we are seeing strong initial results in our work to continue extending the reach of our stations and their high-quality content into digital channels. Cars.com continues to leverage its re-launched platform to quickly bring new products and features to market. At CareerBuilder, the integration of Workterra and Aurico is progressing well.”

FIRST QUARTER
CONTINUING OPERATIONS
The following table summarizes the year-over-year changes in continuing operations for both GAAP and non-GAAP measures (in thousands).

	GAAP		Non-GAAP
	First Quarter Ended March 31, 2017	First Quarter Ended March 31, 2016	First Quarter Ended March 31, 2017	First Quarter Ended March 31, 2016

Operating revenue	$778,471	$781,732	$778,471	$781,732
Operating expense	625,095	578,363	618,773	567,965
Operating income	$153,376	$203,369	$159,698	$213,767

Net income from continuing operations attributable to TEGNA	$57,714	$92,918	$70,784	$99,961

See Table 3 for reconciliations between non-GAAP measures and the most directly comparable GAAP reported numbers.

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Total company revenues declined slightly in the first quarter of 2017 compared to the first quarter of 2016 as revenue growth in the Media Segment was more than offset by a decline in revenue in the Digital Segment.

On a non-GAAP basis, operating expenses were 8.9 percent higher driven by an increase in Media Segment expenses. Corporate expenses in the first quarter of 2017 totaled $15.0 million. Excluding special items, corporate expenses were $14.1 million (see Table 4).

Reported operating income was 24.6 percent lower compared to the first quarter in 2016 while on a non-GAAP basis, operating income declined 25.3 percent. Net income from continuing operations attributable to TEGNA totaled $57.7 million, a 37.9 percent decline compared to the first quarter of 2016. On a non-GAAP basis, net income from continuing operations attributable to TEGNA declined 29.2 percent to $70.8 million. Adjusted EBITDA (a non-GAAP measure detailed in Table 4) totaled $211.8 million and the Adjusted EBITDA margin in the quarter equaled 27.2 percent.

Special items in the first quarter of 2017 unfavorably impacted GAAP results by $0.06 per share primarily due to a non-cash operating asset impairment, severance and other expenses primarily related to the planned spin-off of Cars.com and strategic review of CareerBuilder (refer to Table 3 for a reconciliation of results on a GAAP and non-GAAP basis).

FIRST QUARTER
TEGNA MEDIA

The following table summarizes the year-over-year changes in select Media Segment revenue categories (in thousands).

	First Quarter Ended
	March 31, 2017	March 31, 2016	Percentage Change
Core (Local & National)	$224,928	$249,021	(9.7%)
Political	2,157	15,744	(86.3%)
Retransmission (a)	182,310	146,812	24.2%
Digital	31,742	27,718	14.5%
Other	5,173	4,534	14.1%
Total	$446,310	$443,829	0.6%

(a) Reverse compensation to networks is included as part of programming costs.

Media Segment revenues totaled $446.3 million in the quarter, an increase of 0.6 percent compared to the first quarter in 2016. The growth was driven by a $35.5 million increase in retransmission revenues and a $4.0 million increase in digital revenues. Revenue results for the quarter were negatively impacted by significantly lower politically-related advertising, the move of the Super Bowl to our Fox stations in the quarter from our CBS stations in the first quarter of 2016 and one less day in the quarter. Excluding the impact of the Super Bowl shift and lower politically-related advertising demand, Media Segment revenues were up 5.9 percent.

Media Segment operating expenses were $306.7 million compared to $273.5 million in the first quarter of 2016. The increase was primarily due to substantially higher programming fees and continued investment in growth initiatives. Media Segment expenses on a non-GAAP basis were up 15.6 percent compared to the first quarter of 2016. Operating income totaled $139.6 million while on a non-GAAP basis, operating income in the quarter was $142.2 million. Adjusted EBITDA in the quarter was $160.1 million.

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Based on current trends, we expect the percentage increase in Media Segment revenues in the second quarter of 2017 to be in the low to mid-single digits compared to the second quarter of 2016.

FIRST QUARTER
TEGNA DIGITAL

Digital Segment revenues declined 1.7 percent in the first quarter reflecting a modest increase in revenue at Cars.com offset by a $2.4 million revenue decrease at CareerBuilder and the impact of the sale of Cofactor in December 2016.

Total revenues at Cars.com were 0.4 percent higher in the first quarter of 2017. Cars.com revenues sold directly by the company increased 2.4 percent primarily due to the acquisition of DealerRater and an increase in display advertising revenues and higher lead spending by auto manufacturers. Wholesale revenues (fees paid by newspaper affiliates) declined 5.3 percent in the quarter compared to the first quarter of 2016.

CareerBuilder revenues declined 1.4 percent (0.8 percent lower on a constant currency basis) in the first quarter reflecting substantial growth in its employer services products and human capital software solutions as well as the acquisitions of Aurico (acquired March 2016) and Workterra (acquired September 2016). However, lower job site advertising and resume database revenues more than offset these increases.

Digital Segment operating expenses were $303.4 million in the quarter compared to $290.7 million in the first quarter of 2017, an increase of 4.4 percent. The increase is primarily due to the acquisitions of Aurico, DealerRater and Workterra, partially offset by the impact of the disposition of Cofactor. Digital Segment operating expenses on a non-GAAP basis were 3.4 percent higher compared to the first quarter in 2016.

Digital Segment operating income was $28.8 million. Excluding special items, non-GAAP operating income was $31.6 million while Adjusted EBITDA totaled $65.6 million.

FIRST QUARTER
NON-OPERATING AND CASH FLOW ITEMS

Interest expense was $55.4 million in the quarter, a decline of $6.3 million from $61.7 million in the first quarter of 2016, due to lower average debt outstanding and a lower average interest rate.

Other non-operating expense was $4.0 million in the quarter as compared to a net non-operating gain of $0.9 million in the first quarter of 2016. The change of $4.9 million primarily reflects expenses associated with the planned spin-off of Cars.com and strategic review of CareerBuilder. On a non-GAAP basis, other non-operating activity resulted in a net gain in the first quarter of 2017 of $7.9 million compared to $1.6 million in the first quarter of 2016.

Cash flow from operating activities for the first quarter of 2017 was $140.9 million. Free cash flow (a non-GAAP measure - Refer to Table 5) totaled $122.9 million for the quarter. Long-term debt outstanding was $4.0 billion and total cash was $79.7 million at the end of the quarter. During the quarter, we repurchased 335,556 shares of our outstanding stock for $7.3 million. Dividends paid in the quarter totaled $30.0 million. The effective tax rate in the quarter was 33.1 percent on a GAAP basis. On a non-GAAP basis, the effective tax rate was 32.3 percent.

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As previously announced, the company will hold an earnings conference call at 11:00 a.m. E.T. today. The call can be accessed via a live webcast through the company's Investors website, investors.TEGNA.com, or listen-only conference lines. U.S. callers should dial 1-888-437-9274 and international callers should dial

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1-719-325-2497 at least 10 minutes prior to the scheduled start of the call. The confirmation code for the conference call is 7660115. A replay of the conference call will be available under “Investor Relations” at www.TEGNA.com from Tuesday, May 9 at 3 p.m. (ET) to Tuesday, May 23 at 3 p.m. (ET). To access the replay, dial 888-203-1112 or 719-457-0820. The confirmation code for the replay is 7660115. Materials related to the call will be available through the Investor Relations section of the company's website Tuesday morning.

TEGNA Inc. (NYSE: TGNA) is comprised of a dynamic portfolio of media and digital businesses that provide content that matters and brands that deliver. TEGNA offers highly relevant, useful and smart content, when and how people need it, to make the best decisions possible. TEGNA Media includes 46 television stations (including those serviced by TEGNA) and is the largest independent station group of major network affiliates in the top 25 markets, reaching approximately one-third of all television households nationwide. TEGNA Digital is comprised of Cars.com, a leading online destination for automotive consumers, CareerBuilder, a global leader in human capital solutions, and G/O Digital, a customized local digital marketing company. For more information, visit www.tegna.com.

Certain statements in this press release may be forward looking in nature or “forward looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The forward looking statements contained in this press release are subject to a number of risks, trends and uncertainties that could cause actual performance to differ materially from these forward looking statements. A number of those risks, trends and uncertainties are discussed in the company's SEC reports, including the company's annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward looking statements in this press release should be evaluated in light of these important risk factors.

TEGNA is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.

# # #

For investor inquiries, contact:	For media inquiries, contact:
Jeffrey Heinz	Anne Bentley
Vice President, Investor Relations	Vice President, Corporate Communications
703-873-6917	703-873-6366
jheinz@TEGNA.com	abentley@TEGNA.com

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CONDENSED CONSOLIDATED STATEMENTS OF INCOME Continuing Operations TEGNA Inc. Unaudited, in thousands of dollars (except per share amounts)

Table No. 1
	First Quarter Ended March 31, 2017	First Quarter Ended March 31, 2016	% Increase (Decrease)

Operating revenues:
Media	$446,310	$443,829	0.6
Digital	332,161	337,903	(1.7)
Total	778,471	781,732	(0.4)

Operating expenses:
Cost of revenues and operating expenses, exclusive of depreciation	295,809	247,531	19.5
Selling, general and administrative expenses, exclusive of depreciation	274,998	280,309	(1.9)
Depreciation	23,087	22,233	3.8
Amortization of intangible assets	29,018	28,290	2.6
Asset impairment and facility consolidation charges	2,183	—	****
Total	625,095	578,363	8.1
Operating income (a)	153,376	203,369	(24.6)

Non-operating expense:
Equity (loss) income in unconsolidated investments, net	(1,469)	2,933	****
Interest expense	(55,416)	(61,713)	(10.2)
Other non-operating items (a)	(4,009)	929	****
Total	(60,894)	(57,851)	5.3

Income before income taxes	92,482	145,518	(36.4)
Provision for income taxes	28,583	42,108	(32.1)
Income from continuing operations	63,899	103,410	(38.2)
Net income attributable to noncontrolling interests	(6,185)	(10,492)	(41.1)
Net income from continuing operations attributable to TEGNA Inc.	$57,714	$92,918	(37.9)

Earnings from continuing operations per share:
Basic	$0.27	$0.42	(35.7)
Diluted	$0.27	$0.42	(35.7)

Weighted average number of common shares outstanding:
Basic	215,305	219,286	(1.8)
Diluted	217,569	223,254	(2.5)

Dividends declared per share	$0.14	$0.14	—

(a) In the first quarter of 2017, we adopted new accounting guidance that changed the classification of certain components of net periodic pension and other postretirement benefit expense (postretirement benefit expense). The service cost component of the postretirement benefit expense will continue to be presented as an operating expense while all other components of postretirement benefit expense will be presented as non-operating expense. The prior year period was adjusted to reflect the effects of applying the new guidance. This resulted in an increase to operating income in first quarter of 2016 of $1.5 million. Net income, earnings per share, and retained earnings was not impacted by the new standard.

BUSINESS SEGMENT INFORMATION TEGNA Inc. Unaudited, in thousands of dollars

Table No. 2
	First Quarter Ended March 31, 2017	First Quarter Ended March 31, 2016	% Increase (Decrease)

Operating revenues:
Media	$446,310	$443,829	0.6
Digital	332,161	337,903	(1.7)
Total	$778,471	$781,732	(0.4)

Operating income (net of depreciation, amortization, asset impairment and facility consolidation charges):
Media	$139,624	$170,358	(18.0)
Digital	28,775	47,219	(39.1)
Corporate	(15,023)	(14,208)	5.7
Total	$153,376	$203,369	(24.6)

Depreciation, amortization, asset impairment and facility consolidation charges:
Media	$20,000	$19,441	2.9
Digital	34,051	30,361	12.2
Corporate	237	721	(67.1)
Total	$54,288	$50,523	7.5

Adjusted EBITDA (a):
Media	$160,064	$200,197	(20.0)
Digital	65,602	77,580	(15.4)
Corporate	(13,863)	(13,487)	2.8
Total	$211,803	$264,290	(19.9)

(a) “Adjusted EBITDA” is a non-GAAP measure used by management to measure, analyze and compare the performance of its business segment operations at a more detailed level and in a meaningful and consistent manner. The definition of “Adjusted EBITDA” is provided in the section “Use of Non-GAAP Information” and Table No. 4 provides reconciliations to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's condensed consolidated statements of income.

USE OF NON-GAAP INFORMATION

The company uses non-GAAP financial performance and liquidity measures to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the related GAAP measures, nor should they be considered superior to the related GAAP measures, and should be read together with financial information presented on a GAAP basis. Also, our non-GAAP measures may not be comparable to similarly titled measures of other companies.

Management and the company’s Board of Directors use the non-GAAP financial measures for purposes of evaluating business unit and consolidated company performance. Furthermore, the Executive Compensation Committee of our Board of Directors uses non-GAAP measures such as Adjusted EBITDA, non-GAAP net income, non-GAAP EPS and free cash flow to evaluate management’s performance. The company, therefore, believes that each of the non-GAAP measures presented provides useful information to investors and other stakeholders by allowing them to view our business through the eyes of management and our Board of Directors, facilitating comparisons of results across historical periods and focus on the underlying ongoing operating performance of our business. The company discusses in this report non-GAAP financial performance measures that exclude from its reported GAAP results the impact of “special items” consisting of severance expense, an impairment charge on an operating asset, costs associated with the Cars.com spin-off transaction, and strategic review of CareerBuilder. The company believes that such expenses, charges and gains are not indicative of normal, ongoing operations. Such items vary from period to period and are significantly impacted by the timing and nature of these events. Therefore, while the company may incur or recognize these types of expenses, charges and gains in the future, management believes that removing these items for purposes of calculating the non-GAAP financial measures provides investors with a more focused presentation of the company's ongoing operating performance.

The company also discusses Adjusted EBITDA, a non-GAAP financial performance measure that it believes offers a useful view of the overall operation of its businesses. The company defines Adjusted EBITDA as net income from continuing operations attributable to TEGNA before (1) net income attributable to noncontrolling interests, (2) interest expense, (3) income taxes, (4) equity income (losses) in unconsolidated investments, net, (5) other non-operating items such as spin-off transaction expenses, investment income and currency gains and losses, (6) severance expense, (7) facility consolidation charges, (8) impairment charges, (9) depreciation and (10) amortization. When Adjusted EBITDA is discussed in reference to performance on a consolidated basis, the most directly comparable GAAP financial measure is Net income from continuing operations attributable to TEGNA. Management does not analyze non-operating items such as interest expense and income taxes on a segment level; therefore, the most directly comparable GAAP financial measure to Adjusted EBITDA when performance is discussed on a segment level is Operating income. Users should consider the limitations of using Adjusted EBITDA, including the fact that this measure does not provide a complete measure of our operating performance. Adjusted EBITDA is not intended to purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. In particular, Adjusted EBITDA is not intended to be a measure of free cash flow available for management’s discretionary expenditures, as this measure does not consider certain cash requirements, such as working capital needs, capital expenditures, contractual commitments, interest payments, tax payments and other debt service requirements.

This earnings release also discusses free cash flow, a non-GAAP liquidity measure. Free cash flow is defined as “net cash flow from operating activities” as reported on the statement of cash flows reduced by “purchase of property and equipment”. The company believes that free cash flow is a useful measure for management and investors to evaluate the level of cash generated by operations and the ability of its operations to fund investments in new and existing businesses, return cash to shareholders under the company’s capital program, repay indebtedness, add to the company’s cash balance, or use in other discretionary activities. Management uses free cash flow to monitor cash available for repayment of indebtedness and in its discussions with the investment community. Like Adjusted EBITDA, free cash flow is not intended to be a measure of cash flow available for management’s discretionary use.

Tabular reconciliations for all of the non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in the following tables.

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars (except per share amounts)

Table No. 3

Reconciliations of certain line items impacted by special items to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's condensed consolidated statements of income follow:

	GAAP Measure	Special Items			Non-GAAP Measure
	First Quarter Ended March 31, 2017	Severance expense	Operating asset impairment	Other non-operating items	First Quarter Ended March 31, 2017

Cost of revenues and operating expenses, exclusive of depreciation	$295,809	$(384)	$—	$—	$295,425
Selling general and administrative expenses, exclusive of depreciation	274,998	(3,755)	—	—	271,243
Asset impairment and facility consolidation charges	2,183	—	(2,183)	—	—
Operating expenses	625,095	(4,139)	(2,183)	—	618,773
Operating income	153,376	4,139	2,183	—	159,698
Other non-operating (expense) income	(4,009)	—	—	11,921	7,912
Total non-operating expense	(60,894)	—	—	11,921	(48,973)
Income before income taxes	92,482	4,139	2,183	11,921	110,725
Provision for income taxes	28,583	1,582	805	2,786	33,756
Net income from continuing operations attributable to TEGNA	57,714	2,557	1,378	9,135	70,784
Net income from continuing operations per share-diluted	$0.27	$0.01	$0.01	$0.04	$0.33

	GAAP Measure	Special Items		Non-GAAP Measure
	First Quarter Ended March 31, 2016	Severance expense	Other non-operating items	First Quarter Ended March 31, 2016

Cost of revenues and operating expenses, exclusive of depreciation	$247,531	$(6,035)	$—	$241,496
Selling general and administrative expenses, exclusive of depreciation	280,309	(4,363)	—	275,946
Operating expenses	578,363	(10,398)	—	567,965
Operating income	203,369	10,398	—	213,767
Other non-operating income (expense)	929	—	653	1,582
Total non-operating expense	(57,851)	—	653	(57,198)
Income before income taxes	145,518	10,398	653	156,569
Provision for income taxes	42,108	4,008	—	46,116
Net income from continuing operations attributable to TEGNA	92,918	6,390	653	99,961
Net income from continuing operations per share - diluted	$0.42	$0.03	$—	$0.45

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars

Table No. 4

Reconciliations of Adjusted EBITDA to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's condensed consolidated statements of income follow:

First Quarter Ended March 31, 2017:
	Media	Digital	Corporate	Consolidated Total

Net income from continuing operations attributable to TEGNA Inc. (GAAP basis)				$57,714
Net income attributable to noncontrolling interests				6,185
Provision for income taxes				28,583
Interest expense				55,416
Equity loss in unconsolidated investments, net				1,469
Other non-operating expense				4,009
Operating income (GAAP basis)	$139,624	$28,775	$(15,023)	$153,376
Severance expense	440	2,776	923	4,139
Asset impairment and facility consolidation charges	2,183	—	—	2,183
Adjusted operating income (non-GAAP basis)	142,247	31,551	(14,100)	159,698
Depreciation	12,428	10,422	237	23,087
Amortization	5,389	23,629	—	29,018
Adjusted EBITDA (non-GAAP basis)	$160,064	$65,602	$(13,863)	$211,803

First Quarter Ended March 31, 2016:
	Media	Digital	Corporate	Consolidated Total

Net income from continuing operations attributable to TEGNA Inc. (GAAP basis)				$92,918
Net income attributable to noncontrolling interests				10,492
Provision for income taxes				42,108
Interest expense				61,713
Equity (income) in unconsolidated investments, net				(2,933)
Other non-operating (income)				(929)
Operating income (GAAP basis)	$170,358	$47,219	$(14,208)	$203,369
Severance expense	10,398	—	—	10,398
Adjusted operating income (non-GAAP basis)	180,756	47,219	(14,208)	213,767
Depreciation	13,748	7,764	721	22,233
Amortization	5,693	22,597	—	28,290
Adjusted EBITDA (non-GAAP basis)	$200,197	$77,580	$(13,487)	$264,290

Note: Starting in second quarter of 2016, the company revised the method for computing Adjusted EBITDA to no longer treat non-cash rent as a reconciling item. The first quarter 2016 number was updated to conform to this new method that resulted in a $1.6 million reduction to our previously reported first quarter 2016 Adjusted EBITDA.

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars

Table No. 5

“Free cash flow” is a non-GAAP liquidity measure used in addition to and in conjunction with results presented in accordance with GAAP. Free cash flow should not be relied upon to the exclusion of similar GAAP financial measures.

First Quarter Ended March 31, 2017

Net cash flow from operating activities	$140,888
Purchase of property and equipment	(17,959)
Free cash flow	$122,929

TAX RATE CALCULATION TEGNA Inc. Unaudited, in thousands of dollars

Table No. 6

The calculations of the company's effective tax rate on a GAAP and non-GAAP basis are below:

	GAAP		Non-GAAP
	First Quarter Ended March 31, 2017	First Quarter Ended March 31, 2016	First Quarter Ended March 31, 2017	First Quarter Ended March 31, 2016

Income before taxes (per Table 3)	$92,482	$145,518	$110,725	$156,569
Noncontrolling interests (per Table 1)	(6,185)	(10,492)	(6,185)	(10,492)
Income before taxes attributable to TEGNA	$86,297	$135,026	$104,540	$146,077

Provision for income taxes (per Table 3)	$28,583	$42,108	$33,756	$46,116

Effective tax rate	33.1%	31.2%	32.3%	31.6%